CERTIFICATE OF FORMATION

                                       OF

                              CinCap MVC OpCo, LLC

                  The undersigned, being a natural person of age eighteen years or more, acting as the Sole Organizer of a limited liability company under the Delaware Limited Liability Company Act (as the same may be amended from time to time, the "Act"), adopts, pursuant to Section 18-201 of the Act, the following Certificate of Formation for such limited liability company (the "Company"):


                                    ARTICLE I
                                      NAME

                        The name of the Company shall be:
                              CinCap MVC OpCo, LLC


                                   ARTICLE II
                       REGISTERED OFFICE, REGISTERED AGENT

               The initial registered office of the Company shall be: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, or such other location as the Company by consent shall determine. The initial registered agent of the Company shall be:
          The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, or such other location as the Company by consent shall determine. Either the registered office or the registered agent may be changed in the manner provided by law.


                                   ARTICLE III
                               PERIOD OF DURATION

               The Company shall exist until dissolved according to law or by the terms of its Limited Liability Company Agreement (the "LLC Agreement").


                                   ARTICLE IV
                                     POWERS

               Except as restricted by the Certificate of Formation, the Company shall have and may exercise all powers and rights which a limited liability company may exercise legally pursuant to the Act.


                                    ARTICLE V
                 ADOPTION OF LIMITED LIABILITY COMPANY AGREEMENT

               The initial LLC Agreement of the Company shall be adopted by its members. The LLC Agreement may contain any provisions for the regulation and management of the affairs of the Company not inconsistent with law or this Certificate of Formation.


                                   ARTICLE VI
                                   AMENDMENTS

               The Company reserves the right to amend this Certificate of Formation from time to time in accordance with the Act, provided, that the unanimous approval of the members of the Company to such amendment has been duly obtained.

               The undersigned does hereby certify, make and acknowledge this certificate of formation on this 28th day of September, 1999.



                                                     /S/ RICHARD G. BEACH
                                                     --------------------
                                                     Richard G. Beach
                                                     Sole Organizer




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